EXHIBIT 10.25

BASIC LEASE INFORMATION

INDUSTRIAL NET

LEASE DATE: (same as date in first paragraph of Lease)	December 14, 2004

TENANT:	KERBEROS PROXIMAL SOLUTIONS, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:	At the Premises.

TENANT’S BILLING ADDRESS:	At the Premises.

LANDLORD:	EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company

LANDLORD’S NOTICE ADDRESS:

EOP-INDUSTRIAL PORTFOLIO, L.L.C.

1740 Technology Drive

Suite 150

San Jose, California 95110

Attn: Property Manager—Cupertino Business Center

with a copy to:

Equity Office

One Market, Spear Tower, Suite 600

San Francisco, California 94105

Attn: Regional Counsel - San Jose Region

Project Description:	That certain industrial project commonly known as “Cupertino Business Center” which currently includes the buildings located at 10590 and 10600 North Tantau Avenue, the parcel(s) of land on which such buildings are located, those exterior areas of the Project which are not located within the Building or any other building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building and/or the Project generally and the employees, invitees and licensees of Landlord and such tenants (including, without limitation, any artificial lakes, walkways, plaza, roads, driveways, sidewalks, surface parking and landscapes), and, at Landlord’s option, the parking facilities serving the Project, all of which are located in Cupertino, California. Notwithstanding the foregoing, Landlord and Tenant agree that the definition of the Project may change from time to time if Landlord elects to add or remove buildings or parcels of land to or from the Project. In such event, the definition of “Project” shall be deemed to be amended without any further action of the parties herein to reflect such addition or deletion of the building(s) or parcels of land to or from the Project.

Building Description:	That certain single story building located at 10600 North Tantau Avenue, Cupertino, California.

Premises:	Approximately 23,546 rentable square feet located at 10600 North Tantau Avenue, Cupertino, California.

Permitted Use:	General business office, sales, light manufacturing of medical devices, lab and clean room, warehousing of medical devices

Parking Density:	4 spaces per 1,000 rentable square feet of the Premises.

Scheduled Term Commencement Date:	December 10, 2004

Scheduled Length of Term:	37 Months and 21 Days

Scheduled Term Expiration Date:	January 31, 2008

Rent:

Base Rent:	See Paragraph 39.A. hereof

Estimated First Year Operating Expenses:	$5,886.50 per month

Security Deposit:	$31,787.10

Tenant’s Proportionate Share:

Of Building:	100%

Of Project:	36.3776%

Landlord’s Broker:	Colliers International

Tenant’s Broker:	PCG Investments

Guarantor:	There are no guarantors as of the date of this Lease.

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

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28.	SUBSTITUTION [INTENTIONALLY OMITTED)	27

29.	TRANSFERS BY LANDLORD	27

30.	RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS	28

31.	WAIVER	28

32.	NOTICES	28

33.	ATTORNEYS’ FEES	29

34.	SUCCESSORS AND ASSIGNS	29

35.	FORCE MAJEURE	29

36.	SURRENDER OF PREMISES	29

37.	HAZARDOUS MATERIALS	30

38.	MISCELLANEOUS	32

39.	ADDITIONAL PROVISIONS	34

40.	JURY TRIAL WAIVER	36

SIGNATURES		37

Exhibits:

Exhibit A	Rules and Regulations

Exhibit B	Outline and Location of Premises

Exhibit C	Work Letter, if any

Exhibit D	Hazardous Materials Questionnaire

Exhibit E	Asbestos Notification

Exhibit F	Depiction of Storage Area

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LEASE

THIS LEASE is made as of the      day of             , 2003, by and between EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company (hereinafter called “Landlord”), and KERBEROS PROXIMAL SOLUTIONS, INC., a Delaware corporation (hereinafter called ‘Tenant”).

1. PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) outlined on Exhibit B and described in the Basic Lease Information. The Premises shall be all or part of a building (the “Building”) and of a project (the “Project”), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant’s Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

2. POSSESSION AND LEASE COMMENCEMENT

A. Existing Improvements. If this Lease pertains to a Premises in which the interior improvements have already been constructed (“Existing Improvements”), the provisions of this Paragraph 2.A. shall apply and the term commencement date (“Term Commencement Date”) shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) Landlord notifies Tenant that Tenant may occupy the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Notwithstanding anything to the contrary set forth herein, if the Term Commencement Date has not occurred on or before December 31, 2004, Tenant as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of (i) January 5, 2005 and (ii) the Term Commencement Date. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, subject to Paragraph 2.B. below, broom clean, “as is,” and as suitable for, the Permitted Use (as defined below), and for Tenant’s intended operations in the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a “Start-Up Letter” in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Term Commencement Date.

B. Base Building Systems in Good Working Order. Notwithstanding anything to the contrary set forth herein, except to the extent caused by Tenant or any of the Tenant’s Parties (defined in Paragraph 4.A.), the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems shall be in good and working order as of the date Landlord delivers possession of the Premises to Tenant. Following the Term Commencement Date, Tenant may inspect the same and if the foregoing are not in good and working order as provided above, Landlord shall be responsible for repairing or restoring same at its cost and expense promptly, provided that Tenant has delivered written notice thereof to Landlord not later than thirty (30) days following the Term Commencement Date. Notwithstanding the foregoing, Tenant, and not Landlord, shall be responsible, at its cost, for any repairs or the correction of any defects that arise out of or in connection with the specific nature of Tenant’s business (other than for general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (except Alterations or improvements customarily required for general office use), and any design or configuration of the Premises created by or for Tenant which specifically results in the need for such repair to the correction of such defect in the mechanical or electrical systems in the Premises. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease.

3. TERM

The term of this Lease (the “Term”) shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4. USE

A. General. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Tenant shall control Tenant’s trustees, directors, shareholders, partners, lenders, members, managers, affiliates, employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (individually, a “Tenant Party” and collectively, “Tenant’s Parties”) in such a manner that Tenant and Tenant’s Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the “Parking Density”) at any time. So long as Tenant is occupying the Premises, Tenant and Tenant’s Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, on a commercially reasonable basis.

B. Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant’s or any Tenant’s Party’s use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited, except as set forth in Paragraph 39.C. below. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract.

C. Tenant Compliance with Regulations. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to Paragraph 2.B. above. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record (collectively, “Regulations”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises, including without limitation, Regulations relating to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. In addition, Tenant shall, at its sole cost and expense, promptly comply with all Regulations that relate to the structural portions of the Building, common areas, and the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems, but only to the extent triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises (other than Alterations or improvements customarily required for general office use) performed or requested by Tenant. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of Regulations.

D. Landlord Compliance with Regulations. Landlord shall, at Landlord’s expense (except to the extent properly included in Operating Expenses), cause structural elements of the Building, common areas, and the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems and the common areas to comply with all applicable Regulations to the extent that (i) such compliance is necessary in order for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (ii) Landlord’s failure to cause such compliance would impose liability upon Tenant under applicable Regulations; provided, however, that Landlord shall not be obligated to cause such compliance to the extent that any non-compliance (i) is caused or triggered by any of the matters that are Tenant’s responsibility under any provision of this Lease, including, without limitation, Paragraph 4.C. above or Paragraph 12 below, or (ii) arises under any provision of the Americans with Disabilities Act other than Title III thereof. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulation and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulation. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment.

5. RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other commercially reasonable rules and regulations and any commercially reasonable modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant’s Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant’s or occupant’s lease or any Regulations. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Project.

6. RENT

A. Base Rent. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, which Base Rent and Additional Rent (as defined below) shall be made payable to the entity, and sent to the address Landlord may from time to time designate in writing. Rent (as defined below) for the first full month of the Term shall be paid by Tenant upon Tenant’s execution of this Lease. If the obligation for payment of Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term “Base Rent” shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted pursuant to the terms of this Lease.

B. Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.D. and E., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.

7. OPERATING EXPENSES

A. Operating Expenses. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant’s Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant’s Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant’s Proportionate Share of the Building or Project to reflect the change. Landlord’s determination of Tenant’s Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

(1) Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance, gift, or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project or any capital levy, transfer, or capital stock taxes. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

(2) Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

(3) Common Area Maintenance.

(a) Repairs, replacements, capital improvements and general maintenance of, to and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord’s discretion, except for: those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

(b) Intentionally Omitted.

(c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

(d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits and management office rent; provided, however, that if any employee performs services in connection with Project and other buildings or projects, costs associated salaries, wages and benefits for such employee shall be proportionately included in Operating Expenses based upon the percentage such employee spends in connection with the operation, maintenance and management of the Project

(e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

(f) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

(g) A management and accounting cost recovery fee equal to three percent (3%) of the applicable annual Base Rent payable to Landlord hereunder (the “Management Fee”); provided, however, that notwithstanding anything to the contrary set forth herein, for purposes of computing the Additional Rent payable by Tenant pursuant to this Paragraph 7.A, Tenant’s Proportionate Share of the Management Fee shall be equal to one hundred percent (100%) of such Management Fee.

Operating Expenses shall not include any of the following: (1) the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project; (2) the initial construction cost of the Building or Project; (3) debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3)(b) above or principal payments on other non-operating debts of Landlord; (4) depreciation; (5) costs in connection with leasing space in the Project, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (6) costs incurred in connection with the sale, financing or refinancing of the Building or Project; (7) the cost or expense of any services or benefits provided generally to other tenants of the Project and not provided or available to Tenant; (8) all items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse Landlord (other than through Operating Expenses); (9) ground lease rental; (10) sums (other than management fees, it being agreed that the management fees included in Operating Expenses are as described in Paragraph 7.A.3(g) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Project, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; (11) Landlord’s charitable and political contributions; (12) all costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas); (13) advertising and promotional expenditures; (14) all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building or Project) including but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses; (15) reserves not spent by Landlord by the end of the calendar year for which Operating Expenses are paid; (16) all bad debt loss, rent loss or reserves for bad debt or rent loss; (17) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, common area or Project, including without limitation, Hazardous Materials in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, common area or Project (for example, disposal of toner, aerosol cans, paint and paint remover), but not to exceed $1,500.00 per calendar year; (18) costs, fines or penalties incurred due to violations by Landlord of any Regulation which was in effect (and as enforced by applicable governmental or judicial authority) as of the Term Commencement Date, except if the Building, common area or Project becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building, common area or Project into compliance shall be included in Operating Expenses unless otherwise excluded pursuant to the terms hereof; (19) costs incurred by Landlord for the repair of damage to the Building or Project, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources; (20) fines, interest and penalties incurred due to the late payment of taxes or other Operating Expenses; and (21) costs arising from the maintenance and repairs of the roof and roof membrane. Further, Operating Expenses shall not include any expenditure (including, without limitation, the rental or purchase cost of any improvement, part, supply, tool, item of equipment, or repair) that would be deemed a capital expenditure under generally accepted accounting principles (“GAAP”), except any such expenditure that: (i) is incurred primarily to reduce current or future operating expense costs or otherwise improve the operating efficiency of the Building or Project (provided that such savings are not primarily for the benefit of any particular tenant other than Tenant) (“Cost-Saving Expenditure”); or (ii) is required to comply with any Regulations that are enacted, or first interpreted by applicable governmental or judicial authority to apply to the Building, common area or Project, after the date of this Lease (“Code-Required Expenditures”). Any capital expenditure that is deemed an Operating Expense pursuant to clause (i) of the preceding sentence (and not pursuant to any other provision hereof) shall be amortized by Landlord over such period as may be selected by Landlord provided that the annual amortized portion of such expenditure shall not exceed the actual cost savings generated by the item for which such expenditure was incurred. Any capital expenditure that is deemed an Operating Expense pursuant to clause (ii) of the preceding sentence shall be amortized by Landlord over the actual useful life of the item for which such expenditure was incurred (as reasonably determined by Landlord in accordance with GAAP); provided, however, that if such item generates a cost savings, such expenditure may, at Landlord’s option, be amortized over such shorter period, if any, as may be selected by Landlord provided that the annual amortized portion of such expenditure shall not exceed the actual cost savings realized. The amortized cost of any capital items may, at Landlord option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement, not to exceed eight percent (8%).

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. Payment of Estimated Operating Expenses. “Estimated Operating Expenses” for any particular year shall mean Landlord’s estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. Computation of Operating Expense Adjustment. “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Proportionate Share of Operating Expenses, then Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of Operating Expenses.

D. Net Lease. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. (except as expressly otherwise excluded by this Lease) incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E. Tenant Audit. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant’s Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days after receipt of Landlord’s statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord’s books and records in connection with this Paragraph 7.E.

8. INSURANCE AND INDEMNIFICATION

A. Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.

(1) Property Insurance. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

(2) Optional Insurance. Landlord, at Landlord’s option, may also (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B. Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term the following:

(1) Property Insurance. Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and all improvements, additions or alterations made by or for Tenant to the Premises. Other than earthquake sprinkler leakage coverage, Tenant is not required to carry earthquake insurance.

(2) Liability Insurance. Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an “Additional Insured – Managers or Lessors of Premises Endorsement” and the “Amendment of the Pollution Exclusion Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents and other designees of Landlord and its successors as the interest of designees shall appear, as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant’s Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

(3) Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation Insurance as required by any Regulation, and Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

(4) Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000.00) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

(5) Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall nondiscriminatorily require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

(6) General Insurance Requirements. All coverages described in this Paragraph 8.B shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in “Best’s Insurance Guide” and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. Indemnification. Except to the extent caused by the negligence or willful misconduct of Landlord, Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and each of their respective trustees, directors, shareholders, partners, lenders, members, managers, contractors, affiliates, employees, mortgagees and agents (individually, a “Landlord Party” and collectively, “Landlord Parties,” Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Regulations) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any Landlord Party by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Regulations) of Tenant or any Tenant Party. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Party, Landlord shall indemnify, defend and hold Tenant and the Tenant Parties harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any Tenant Party by any third party and arising out of or in connection with the acts or omissions (including violations of Regulations) of Landlord or any Landlord Party. Tenant hereby waives all claims against and releases Landlord and the Landlord Parties from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Paragraph 9 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the gross negligence or willful misconduct of landlord or any Landlord Party.

9. WAIVER OF SUBROGATION

Landlord and Tenant each waive, and shall cause their respective insurance carriers to waive, any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

10. LANDLORD’S REPAIRS AND MAINTENANCE

Landlord, at its sole cost and expenses, except to the extent properly included in Operating Expenses, shall maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, roof membrane, foundations, and exterior walls of the Building. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant’s Parties may be repaired by Landlord at Landlord’s option and Tenant’s expense, to the extent Landlord is not reimbursed by proceeds of the insurance required to be carried by Landlord hereunder. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. Subject to Paragraph 2.B above, by taking possession of the Premises, Tenant accepts them “as is,” as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant’s intended operations in the Premises, whether or not any notice of acceptance is given.

11. TENANT’S REPAIRS AND MAINTENANCE

Subject to reasonable wear and tear, and damage by Casualty or condemnation, Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant’s expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant’s own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. In the event that Tenant does not enter into such a service contract or allows such service contract to lapse, Landlord may enter into such a service contract on Tenant’s behalf and charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. In the event that Tenant does not make the repairs required hereunder, Landlord may perform the work and charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant’s Parties, to the extent Landlord is not reimbursed by proceeds of the insurance required to be carried by Landlord hereunder. Nothing herein shall expressly or by implication render Tenant Landlord’s agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

12. ALTERATIONS

A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (1) comply with all applicable Regulations; (2) are, in Landlord’s opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (3) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures, and installing carpeting; (b) is not visible for the exterior of the Building; (c) will not affect the mechanical, plumbing, heating/ventilation/air conditioning systems; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Further, any electrical work performed in accordance with applicable Regulations shall be deemed a Cosmetic Alteration for the purposes hereof. Prior to starting work on the Alterations, whether Cosmetic Alterations or otherwise, Tenant shall furnish Landlord with plans (if necessary for the issuance of any required permits for any Alterations or if reasonably determined by Landlord for any non-Cosmetic Alterations due to the nature of the work to be performed) for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Paragraph 12. Tenant shall reimburse Landlord for all sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations and shall pay Landlord an administration fee of five percent (5%) of the cost of any non-Cosmetic Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration, or portion thereof, shall be required to be removed upon the expiration or earlier termination of this Lease and Landlord shall so advise Tenant. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from

Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration (defined in Paragraph 12.A. above), Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

13. SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord’s prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant’s name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord’s Building signage program (except as provided in Paragraph 39.B. below), including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal,

14. INSPECTION/POSTING NOTICES

After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

15. SERVICES AND UTILITIES

A. Tenant shall (where practicable) contract for and pay directly when due, for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges, cleaning, waste disposal and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay an equitable proportion, as determined in good faith by Landlord, of all charges billed or metered with other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

B. Subject to Paragraph 2.B. above, Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, “as is,” for the Permitted Use, and for Tenant’s intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours electricity, heating or air conditioning, but if Landlord elects to provide such services at Tenant’s request, Tenant shall pay upon demand to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

C. Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises and as determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises, if any, as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord upon demand as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall in no case be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (l) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (2) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or otherwise, or because of any interruption of service due to Tenant’s use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; (3) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project otherwise; or (4) the partial or total unavailability of any such utilities or services to the Premises or the Building or the diminution in the quality or quantity thereof, whether by Regulation or otherwise; or (5) any interruption in Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant’s operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord’s suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

D. Notwithstanding anything to the contrary set forth herein, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 7 consecutive Business Days as a result of a utility and/or service failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 8th consecutive Business Day of the utility and/or service failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the utility and/or service failure, the amount of abatement shall be equitably prorated.

16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.

17. FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant’s and any guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant and Landlord shall use commercially reasonable efforts to cause any other party with which Landlord shares such information to treat the information as confidential.

18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19. SECURITY DEPOSIT

A. Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the “Security Deposit”), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any event of default (beyond any applicable grace or notice and cure period) by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within forty-five (45) days of the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with the terms of this Lease. If Tenant is not in default at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within forty-five (45) days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Operating Expenses as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

20. LIMITATION OF TENANT’S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

21. ASSIGNMENT AND SUBLETTING

A.(1)

General. This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and Tenant’s rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least forty-five (45) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to either the space so affected or the entire Premises as of the date so requested by Tenant in the event of an assignment of this Lease or a sublease of more than 66.67% of the Rentable Square Footage of the Premises; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

(2) Conditions of Landlord’s Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Project as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant is in default under this Lease beyond any applicable grace or notice and cure period. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Project if Landlord does not have space available for lease in the Project which is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A.(l)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord’s standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys’ fees. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord’s standard form of consent in connection with the proposed transfer, such costs and expenses shall not exceed $750.00.

B. Bonus Rent. Tenant shall pay Landlord seventy-five percent (75%) of all rent and other consideration which Tenant receives as a result of a sublease or assignment that is in excess of Rent payable to Landlord for the portion of the Premises and Lease Term covered by the assignment or sublease. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis over the term of the sublease or assignment, all reasonable and customary expenses directly incurred by Tenant attributable to the assignment or sublease.

C. Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. Notwithstanding anything to the contrary set forth herein, the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including without limitation, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System shall not constitute an assignment subject to this Paragraph 21.

D. Unincorporated Entity. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. Liability. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. In the event that Tenant is in default under the terms of this Lease (beyond any applicable grace or notice and cure period), Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any assignment or subletting which conflicts with the provisions hereof shall be void.

F. Permitted Transfers. Notwithstanding anything to the contrary set forth herein, Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (1) Tenant is not in default under this Lease beyond any applicable cure period; (2) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets or stock of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (3) the Permitted Use does not allow the Premises to be used for retail purposes; and (4) Tenant shall give Landlord written notice at least 15 business days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

23. CONDEMNATION

A. Condemnation Retailing in Termination. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. Condemnation Not Resulting in Termination. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term.

C. Award. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property and moving costs, shall be and remain the property of Tenant.

D. Waiver of CCP§1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24. CASUALTY DAMAGE

A. General. If the Premises or Building should be damaged or destroyed by fire, tornado or other casualty (collectively a “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord’s receipt of such notice, Landlord shall provide Tenant with a written estimate of the amount of time required using standard working methods to materially restore the Premises and any common areas necessary to provide access to the Premises (“Completion Estimate”). Landlord’s determination shall be binding on Tenant.

B. Within 210 Days. If the Completion Estimate states that the material restoration of the Premises and any common areas necessary to provide access to the Premises can be completed within two hundred ten (210) days after the date of Tenant’s notice to Landlord of such Casualty, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises and the common areas necessary to provide access to the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately during the time and to the extent the Premises are unfit for occupancy.

C. Greater than 210 Days. If the Completion Estimate indicates that the Premises or any common areas necessary to provide access to the Premises cannot be materially restored within two hundred ten (210) days of the date of Tenant’s notice to Landlord of such Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Party. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than one (1) year of this Lease Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs. In addition to Landlord’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within sixty (60) days after receipt of the Completion Estimate; (b) there is less than one (1) year of this Lease Term remaining on the date of such Casualty; (c) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of the Casualty.

D. Restoration Delays. Unless a Casualty was caused by the negligence or willful misconduct of Tenant or any Tenant Party, if material restoration of the Premises or any portion of the common area necessary to provide access to the Premises is not completed by the later of (a) two hundred ten (210) days from the date Tenant provided Landlord notice of the Casualty and (b) two (2) months after the estimated restoration time set forth in the Completion Estimate (as so determined, the “Restoration Date”), which period of time set forth in both clauses (a) and (b) above shall be extended by any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to cause the material restoration to be completed on or before the Restoration Date, Landlord shall have the right to immediately cease the performance of the restoration work and provide Tenant with written notice (“Restoration Date Extension Notice”) of such inability, which Restoration Date Extension Notice shall set forth the date on which Landlord reasonably believes that the material restoration will occur. Upon receipt of the Restoration Date Extension Notice, Tenant shall have the right to terminate this Lease providing written notice of such termination to Landlord within five (5) Business Days after the date of the Restoration Date Extension Notice. If Tenant does not terminate this Lease within such five (5) Business Day period, the Restoration Date shall automatically be amended to be the date set forth in Landlord’s Restoration Date Extension Notice, which date shall be extended by any Reconstruction Delays following the date of the Restoration Date Extension Notice. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by Tenant; and (ii) any delays caused by events of Force Majeure (excluding the original Casualty which triggered such restoration).

E. Tenant’s Fault. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant’s Parties, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by proceeds of the insurance Landlord is required to carry pursuant to this Lease.

F. Insurance Proceeds. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not folly covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

G. Waiver. This Paragraph 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932,1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

H. Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property.

25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord’s right of reentry or any other right.

Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26. DEFAULT

A. Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1) Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

(2) Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due and such failure continues for five (5) days after written notice from Landlord to Tenant, as to which time is of the essence.

(3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., and in Paragraphs 8, 16, 18 and 25, such failure continuing for twenty (20) days after written notice of such failure, as to which time is of the essence; provided that if Tenant’s failure to comply cannot reasonably be cured within twenty (20) days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure; so long as (a) Tenant commences to cure the failure within twenty (20) days, (b) Tenant’s diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition if Landlord provides Tenant with notice of Tenant’s failure to comply with any particular term, provision or covenant of this Lease on 3 occasions during any 12 month period, Tenant’s subsequent violation of such term, provision or covenant shall, at Landlord’s option, be an incurable event of default by Tenant.

(4) General Assignment. A general assignment by Tenant for the benefit of creditors.

(5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(6) Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of thirty (30) days after the order therefor.

(7) Attachment The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

(8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due.

B. Remedies Upon Default.

(1) Termination. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

(2) Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Paragraph 26,B.(1) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

C. Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

D. Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the fifth (5th day of each calendar month, an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. Interest. Interest shall accrue on all sums not paid when due hereunder at the lesser often percent (10%) per annum or the maximum interest rate allowed by law (“Applicable Interest Rate”) from the due date until paid.

F. Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days of notice from Landlord, cause any such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not Jess than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine. Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

28. SUBSTITUTION [INTENTIONALLY OMITTED)

29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

30. RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C. Required Notices. Tenant shall immediately provide Landlord a copy of any written notice of a violation or a potential or alleged violation of any Regulation received by Tenant that relates to the Premises or the Project, and of any written notice that inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, Building or Project, or any claim that is instituted or threatened in writing by any third party that relates to the Premises or the Project.

33. ATTORNEYS’ FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether-incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant’s assigns.

35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Paragraph 35.

36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord, subject to normal wear and tear, Casualty and condemnation. Tenant shall remove Tenant’s Property from the Premises and all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term.

Tenant and Landlord shall meet for a joint inspection of the Premises approximately thirty (30) days prior to Tenant’s vacating the Premises (but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant). In the event of Tenant’s failure to participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. If Tenant fails to remove any of Tenant’s Property within five (5) days after the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant’s Property. In addition, if Tenant fails to remove Tenant’s Property from the Premises or storage, as the case may be, within thirty (30) days after written notice, Landlord may deem all or any part of Tenant’s Property to be abandoned, and title to Tenant’s Property shall be deemed to be immediately vested in Landlord. Any delay caused by Tenant’s failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

37. HAZARDOUS MATERIALS

A. General Restrictions. Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (1) not release or permit the release of any Hazardous Material in, under, on or about the Premises or Project, or (2) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises or Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord’s reasonable satisfaction (“Hazardous Materials Consent Requirements”): (a) that such Hazardous Materials are necessary or useful to Tenant’s business and will be used, kept, and stored in compliance with all Regulations relating to such Hazardous Materials, but subject to the Permitted Use under this Lease; and (b) that Tenant will give all required notices concerning the presence in or on the Premises, the Building or the Project or surrounding land or environment or the release of such Hazardous Materials from the Premises, the Building or the Project or surrounding land or environment, provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow any such Hazardous Materials to contaminate the Premises, the Building or the Project or surrounding land or environment. “Hazardous Material” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Regulation, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen. Tenant further agrees that Tenant will not permit any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Paragraph.

B. Required Disclosures. Prior to Tenant (and at least five (5) days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Term Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were Handled on, in, under or about the Premises or Building for the twelve (12) month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the twelve (12) month period following the Disclosure Date by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit D (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Paragraph 37.B shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated Hazardous Materials Questionnaire.

C. Additional Obligations. If any Hazardous Materials shall be released into the environment comprising or surrounding the Project in connection with the acts, omissions or operations of Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan therefor consistent with applicable Regulations and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are Handled in, under, on or about the Premises by Tenant or any Tenant Party during the Term, or if Landlord determines in good faith that any release of any Hazardous Material or violation of Hazardous Materials Regulations may have occurred in, on, under or about the Premises during the Term, Landlord may require Tenant to at Tenant’s sole expense, (1) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and the Tenant Parties, and (2) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment.

D. Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and each other Landlord Party harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including reasonable attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant’s Parties in, on, under or about the Premises, Building or Project, surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Paragraph 37.D. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

E. Landlord Representation. As of the date of this Lease, Landlord has not received any written notice from any governmental authority that the Building or Project is in violation of any Regulations relating to the use, storage, generation, or disposal of Hazardous Materials. Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the Building other than small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes. For purposes of this Paragraph, “Landlord’s actual knowledge” shall be deemed to mean and is limited to the current actual knowledge of Matthew Murphy, (Landlord’s General Manager responsible for the Building) as of the date of this Lease and not any implied, imputed or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty. It is understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

38. MISCELLANEOUS

A. General. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. Time. Time is of the essence regarding this Lease and all of its provisions.

C. Choice of Law. This Lease shall in all respects be governed by the laws of the State of California.

D. Entire Agreement. This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Rules and Regulations), Exhibit B (Outline and Location of Premises), Exhibit C (Lease Improvement Agreement), Exhibit D (Hazardous Materials Questionnaire), Exhibit E (Asbestos Notification), and Exhibit F (Depiction of Storage Area).

E. Modification. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant’s Proportionate Share of the Building and of the Project.

F. Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

H. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

K. Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L. Exhibits. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

S. Asbestos Notification. Tenant acknowledges that Tenant has reviewed the asbestos notification attached as Exhibit E hereto pursuant to California Health and Safety Code Sections 2S915 et. seq. (as amended from time to time, the “Connelly Act”), disclosing the existence of asbestos in the Building. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the Connelly Act, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act.

T. Broker. Tenant represents that it has dealt directly with and only with Broker (as defined in the Basic Lease Information) as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Parties harmless from all claims of any brokers other than Broker claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

39. ADDITIONAL PROVISIONS

A. Base Rent. Tenant shall pay Base Rent pursuant to the following schedule:

Period	Annual Rate Per Square Foot	Monthly Base Rent
12/10/2004 – 2/9/2005	$ 0.00	$ 0.00
2/10/2005 – 1/31/2006	$12.00	$23,546.00
2/01/2006 – 1/31/2007	$12.60	$24,723.30
2/01/2007 – 1/31/2008	$13.20	$25,900.60

Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Term Commencement Date is December 10, 2004. If the Commencement Date is other than December 10, 2004, the schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Premises shall be appropriately adjusted on a per diem basis to reflect the actual Term Commencement Date. However, the effective date of any increases or decreases in the Base Rent rate shall not be postponed as a result of an adjustment of the Term Commencement Date as provided above.

B. Monument Signage.

(1) During the Term and provided that Tenant occupies at least 33.33% of the Rentable Square Footage of the Premises, Tenant, at Tenant’s sole cost, but subject to governmental approval, shall have the right to place its name on the Building Monument Sign located directly in front of the Building (the “Monument Sign”). The design, size and color of the signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall be subject to the reasonable approval of Landlord and all applicable governmental authorities, and Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of the Monument Sign and Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord. In the event that Landlord recaptures a portion of the Premises pursuant to Paragraph 21 of this Lease, Landlord shall have the right to place a name on the Monument Sign for any replacement tenants) leasing such recaptured space. In such event, Tenant shall continue to maintain, repair and replace the Monument Sign, but not such other tenant’s signage thereon.

(2) Upon expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, or if Tenant does not occupy at least 33.33% of the Rentable Square Footage of the Premises, Landlord, at Tenant’s cost, payable as Additional Rent within 30 days after demand therefor, shall have the right to remove Tenant’s signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted.

(3) The rights provided in this Section 39.B. shall be non-transferable unless otherwise agreed by Landlord in writing.

C. Fenced Storage Area.

(1) Landlord leases to Tenant and Tenant accepts the fenced storage area located behind the Premises and depicted on Exhibit F attached hereto (the “Storage Area”). For the term (the “Storage Term”) commencing on the Term Commencement Date (such date sometimes being referred to in this Storage Area provision as the “Storage Commencement Date”) and end on the Termination Date of this Lease (such date sometime being referred to in the Storage Area provision as the “Storage Expiration Date”), unless this Lease or Tenant’s right to possession of the Premises thereunder terminates sooner, in which case, the Storage Expiration Date shall be such earlier termination date.

(2) The Storage Area shall be used for the purpose of the storage of materials, equipment, inventory or other non-perishable items normally used in Tenant’s business, all in compliance with applicable Regulations. Tenant shall, at its sole cost and expense, maintain, repair, replace (as necessary) the wood or metal slats which screen the Storage Area, and the chain link fence enclosing the Storage Area, with such replacement screening and/or fencing to be approved by Landlord in its reasonable discretion. Tenant shall not store anything in the Storage Area at a level higher than the top of the fence that encloses the Storage Area, nor anything that is unsafe or otherwise may create a hazardous conditions, or that may increase Landlord’s insurance rates, or cause a cancellation or modification of Landlord’s insurance coverage. Without limitation, Tenant shall not storage any flammable, combustible or explosive fluid, chemical or substance, except with Landlord’s prior written approval. Upon the expiration or earlier termination of Tenant’s rights to the Storage Area, Tenant shall completely vacate and surrender the Storage Area to Landlord in the condition in which it was delivered to Tenant, ordinary wear and tear excepted, and empty of all stored items placed therein.

(3) All terms and provisions of this Lease shall be applicable to the Storage Area, including, without limitation, Article 8 (Insurance and Indemnification), except that Landlord shall not supply any services to the Storage Area and Tenant shall not be entitled to any work allowances, rent credits, expansion rights or renewal rights with respect to the Storage Area unless such concessions or rights are specifically provided for herein with respect to the Storage Area. Landlord shall not be liable for any theft or damage to any items or materials stored in the Storage Area, it being understood that Tenant is using the Storage Area at its own risk.

(4) Tenant agrees to accept the Storage Area in its condition and “as-built” configuration existing on the earlier of the date Tenant lakes possession of the Storage Area or the Storage Commencement Date.

40. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40. THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD

EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company

By:	EOP Operating Limited Partnership,
a Delaware limited partnership, its sole member

	By:	Equity Office Properties Trust,
a Maryland real estate trust, its
general partner

By:

Name:

Title:

TENANT

KERBEROS PROXIMAL SOLUTIONS, INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT A

Industrial Lease

Rules and Regulations

1.	Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.	No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord’s sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant’s Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, .placard, banner, picture, name, advertisement or notice go consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice,

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant’s expense.

3.	The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant’s Premises.

5.	Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project

6.	Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.	Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9.	Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

10.	Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant’s Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11.	If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

12.	Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

13.	Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere,

14.	Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be done by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15.	Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

16.	Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17.	Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

18.	Landlord shall have the right, exercisable upon 30 days prior written notice to Tenant, and without liability to any tenant, to change the name and address of the Building and/or the Project.

19.	Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

20.	Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant’s business except that Tenant may include the Building’s or Project’s name in Tenant’s address.

21.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23.	Landlord reserves the right to designate the use of the parking spaces on the Project Tenant or Tenant’s guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Project other than in Tenant’s own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner’s expense. No tenant of the Building shall park in visitor or reserved parking areas or loading areas. Any tenant found parking in such designated visitor or reserved parking areas or loading areas or unauthorized areas shall be subject to tow-away at vehicle owner’s expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

24.	No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Project including the parking and driveway areas of the Project. All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. AH products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.

25.	Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

26.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

27.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

EXHIBIT B

OUTLINE AND LOCATION OF PREMISES

[Intentionally Omitted]

B-1

EXHIBIT C

WORK LETTER

[Intentionally Omitted]

C-1

EXHIBIT D

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in the lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.

1.	PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency): Kerberos Proximal Solutions, Inc.

Standard Industrial Classification Code (SIC): 3841 Surgical & Medical Instruments & Apparatus

Street Address: 1400 Terra Bella Avenue, Suite E & K

City, State, Zip Code: Mountain View, CA 94043

Contact Person & Title: Michael Orth - Chief Operating Officer / Chief Financial Officer

Telephone Number: (650) 254-1005 x322

Facsimile Number: (650) 254-1033

2.	LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address: 10600 Tantau Avenue

City, Stale, Zip Code: Cupertino, CA 95014

Bordering Streets: Pruneridge

Streets to which Premises has Access: Tantau & Pruneridge

3.	DESCRIPTION OF PREMISES

Floor Area: 23.546 ft2

Number of Parking Spaces: 95 based on 4 spaces per 1000 ft

Date of Original Construction:

Past Uses of Premises: Office / R&D / Medical Device / Light Manufacturing

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

4.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

General business office. R&D and light manufacturing facility for medical devices. The facility has a Controlled Environment Room (CER) where medical devices will be manufactured, tested, and packaged.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now?    Yes  ☒    No.  ☐ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.

5.	PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☐	No ☒

City or County Sanitation District	Yes ☐	No ☒

State Department of Health Services	Yes ☐	No ☒

U.S. Nuclear Regulatory Commission	Yes ☐	No ☒

Air Quality Management District	Yes ☐	No ☒

City or County Fire Department	Yes ☐	No ☒

Regional Water Quality Control Board	Yes ☐	No ☒

Other Governmental Agencies (if yes,	Yes ☐	No ☒

identify:                                                           )

If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer to any of the above is “yes,” please complete Sections VI and VII.

6.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises?    Yes  ☒    No  ☐ If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/Substance	Quantity to be Stored on Premises	Storage Method	Amount to be Stored on a Monthly Basis	Maximum Period of Premises Storage
Isopropyl Alcohol	10 Gallons	Flammable Cabinets	Less than 10 gal	Ongoing

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes ☐ No ☒ If the answer is “yes,” please describe the proposed Premises modifications:

7.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises?    Yes  ☐    No  ☒ If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month	Maximum Period of Premises Storage

Attach additional sheets if necessary.

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Attach additional sheets if necessary.

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

The company may come into possession of blood contaminated product returned from customers. The company maintains procedures and policies for the handling of this material and contracts disposal with a licensed biohazard disposal company. No more than 5 pounds of material is expected in the building at any one time.

Is any treatment or processing of hazardous wastes to be conducted at the Premises?    Yes   ☒    No   ☐ If the answer is “yes,” please describe proposed treatment/processing methods:

In the event of contaminated product returns, the material is disinfected using standard bleach type products prior to disposal by a licensed biohazard disposal company.

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

The companies procedures are audited under its ISO certification and FDA guidelines.

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof?    Yes  ☐    No  ☒ If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders?    Yes  ☐    No  ☐ If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries?

Yes  ☐    No  ☒ If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute?

Yes  ☐    No  ☒ If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns?

Yes  ☐    No  ☒ If the answer is “yes,” please describe how these lawsuits were resolved.

Has an environmental audit ever been conducted at any of your company’s existing facilities?

Yes  ☐    No  ☒ If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance?

Yes  ☐    No  ☒ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? Yes  ☐    No  ☒ If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises?

Yes  ☐    No  ☒ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.	ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes  ☐    No  ☐ If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

Kerberos has no knowledge of any of the above prior to taking possession of the Tantau facility.

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED: 12/8/04

Signature

Print Name

Title	Chief Operations Officer

EXHIBIT E

ASBESTOS NOTIFICATION

This Exhibit (this “Work Letter”) is attached to and made a part of the Lease by and between EOP-INDUSTRIAL PORTFOLIO, L.L.C. (hereinafter called “Landlord”), and KERBEROS PROXIMAL SOLUTIONS, INC., a Delaware corporation- (hereinafter called “Tenant”) for space in the Building located at 10600 North Tantau Avenue, Cupertino, California.

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country. ACMs were commonly used because of their beneficial qualities; ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors. These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects). Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building. Anyone who finds any such materials in the Building should assume them to contain asbestos unless those materials are properly tested and found to be otherwise. In addition, under applicable law, certain of these materials are required to be presumed to contain asbestos in the Building because the Building was built prior to 1981 (these materials are typically referred to as “Presumed Asbestos Containing Materials” or “PACM”). PACM consists of thermal system insulation and surfacing material found in buildings constructed prior to 1981, and asphalt or vinyl flooring installed prior to 1981. If any thermal system insulation, asphalt or vinyl flooring or surfacing materials are found to be present in the Building, such materials must be considered PACM unless properly tested and found otherwise. In addition, Landlord has identified the presence of certain ACMs in the Building. For information about the specific types and locations of these identified ACMs, please contact the Building manager. The Building Manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports. This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the Building. Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos. Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan. The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs. Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

E-1

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks, in general, as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases. However, measures taken to minimize exposure and consequently minimize the accumulation of fibers, can reduce the risk of adverse health effects.

The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers. In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs. In other words, the approval of Building management must be obtained prior to engaging in any such activities. Please contact the Building manager for more information in this regard. A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon your request, will be made available to tenants for you to review and copy during regular business hours.

Because of the presence of ACM in the Building, we are also providing the following warning, which is commonly known as a California Proposition 65 warning:

WARNING: This building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Building manager with any questions regarding the contents of this Exhibit E

E-2

EXHIBIT F

DEPICTION OF STORAGE AREA

This Exhibit (this “Work Letter”) is attached to and made a part of the Lease by and between EOP-INDUSTRIAL PORTFOLIO, L.L.C. (hereinafter called “Landlord”), and KERBEROS PROXIMAL SOLUTIONS, INC, a Delaware corporation (hereinafter called “Tenant”) for space in the Building located at 10600 North Tantau Avenue, Cupertino, California,

F-1